EXHIBIT 23.3

                 CONSENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC

We consent to the incorporation by reference in this post effective amendment to the Form SB-2  Registration  Statement of Factual  Data Corp.  on Form S-3 (File
333-47051) of our report dated March 28, 2001, appearing in the Annual Report on
Form 10-KSB of Factual  Data Corp.  for the year ended  December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
April 2, 2001